UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	APEI	Nasdaq Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Public Education, Inc. (the “Company”) announced that on June 13, 2024, the Company’s Board of Directors approved a transition plan for the Company’s Chief Financial Officer role. The Company is beginning an orderly search to fill this position, and Richard W. Sunderland, Jr., the Company’s current Executive Vice President, Chief Financial Officer, is expected to continue to serve until ninety (90) days after his successor commences employment with the Company (or such other date mutually agreed upon in writing).

On June 13, 2024, the Company, APUS and Mr. Sunderland entered into a Transition and Release Agreement (the “Transition Agreement”) providing for the transition of the Chief Financial Officer role and eventual end of Mr. Sunderland’s services as an employee and officer of the Company (the “Separation”). Under the terms of the Transition Agreement, Mr. Sunderland will remain an active employee of the Company and, except as modified under the Transition Agreement, the terms of his existing Employment Agreement (the “Employment Agreement”), dated August 1, 2014, will continue in full force and effect through his Separation, including the compensation and benefits set forth therein.

Upon Mr. Sunderland’s Separation from the Company, he will remain entitled to the applicable payments set forth under his Employment Agreement. Additionally, if the Separation occurs for any reason other than Cause or resignation without Good Reason, then, subject to execution and non-revocation of a release and satisfaction of other terms set forth in the Transition Agreement, Mr. Sunderland’s Separation will be deemed a termination without Cause by the Company for purposes of the Employment Agreement and a “Qualified Retirement” for purposes of his previously granted equity awards, which means he will be entitled to full vesting of those awards, subject to performance conditions for outstanding performance awards. The Transition Agreement also provides that Mr. Sunderland is entitled to receive advance notice with respect to any Separation by the Company.

The foregoing description of the Transition Agreement is qualified by reference to the copy of the Transition Agreement that is attached to this Current Report as Exhibit 10.1.

A copy of the Employment Agreement is filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the Securities and Exchange Commission on August 5, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Transition and Release Agreement, dated June 13, 2024, by and among American Public Education, Inc., American Public University System, Inc. and Richard W. Sunderland, Jr.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: June 17, 2024	By:	/s/ Thomas A. Beckett
		Name:	Thomas A. Beckett
		Title:	Senior Vice President and General Counsel